                             EXHIBIT 10.5 (SUMMARY)

The following officers and employees are participants in the First Community Bancshares, Inc. Stock Option Plan. As part of the Plan, each listed officer or employee has executed a Stock Option Agreement pursuant to the Plan, which agreement is in the form attached as part of this Exhibit 10.5, and which grants options as follows:

                                                                                   Deemed Grant Date
                                                                                   -----------------
      Officer Name                       Position                 01/01/99  01/01/00   01/01/01  01/01/02   01/01/03
      ------------                       --------                 --------  --------   --------  --------   --------

John M. Mendez            President & CEO                          12,826    12,826     12,826    12,826     12,826
Robert L. Buzzo           Vice President/Secretary                  6,875     6,875     6,875      6,875     6,875
E. Stephen Lilly          Chief Operating Officer                   6,864     6,864     6,864      6,864     6,864
Robert L. Schumacher      Chief Financial Officer                   8,424     8,424     8,424      8,424     8,424
Janice K. Miller          Vice President - Marketing                4,137     4,137     4,137      4,137     4,137
Ruth White                Administrative Assistant to President     3,096     3,096     3,096      3,096     3,096
Samuel L. Elmore          Chief Credit Officer                       --        --       2,750      2,750     2,750
S. Michael Feola          CEO - Upshur County                        --        --       2,750      2,750     2,750
Donald W. Macaulay        CEO - North Carolina                       --        --       2,750      2,750     2,750
Gary R. Mills             CEO - Princeton                            --        --       2,750      2,750     2,750
Gregory L. Nestor         CEO - Southside Virginia                   --        --       2,750      2,750     2,750
Dorwin D. Byrd            CEO - Bluewell                             --        --       1,375      1,375     1,375
Kenneth P. Mulkey         CFO - First Community Bank, N. A.          --        --       1,375      1,375     1,375
Beverley K. Neal          Information Technology Director            --        --       1,375      1,375     1,375
Martyn A. Pell            CEO - Taylor County                        --        --       1,375      1,375     1,375
Monte K. Rife             CEO - Southwest Virginia                   --        --       1,375      1,375     1,375
Stephen H. Warden         SVP - First Community Bank, N. A.          --        --       1,375      1,375     1,375
Harold L. Wright          CEO - Wyoming County                       --        --       1,375      1,375     1,375

Exhibit 10.5

THE SECURITIES ISSUABLE PURSUANT TO THIS OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). WHEN ISSUED, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IN THE OPINION OF COUNSEL FOR THE OPTIONEE, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                        FIRST COMMUNITY BANCSHARES, INC.

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT, effective as of January 1, 2001, by and between First Community Bancshares, Inc., a Nevada corporation (herein referred to as the "Corporation") and ____________ (herein referred to as the "Optionee").

                               W I T N E S S E T H

         WHEREAS, the Board of Directors of the Corporation (hereinafter referred to as the "Board") has adopted the First Community Bancshares, Inc. 1999 Stock Option Plan (hereinafter the "Plan") to encourage and facilitate investment in the common stock of the Corporation by those individuals whose efforts will determine the future growth and continued success of the Corporation; and

         WHEREAS, the Plan is administered by the Board; and

         WHEREAS, the Board has voted to grant the Optionee options to purchase common stock in the Corporation pursuant to the terms of the Plan; and has further authorized the execution and delivery of this Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. Grant of Option. Subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, the Corporation hereby grants to Optionee an option to purchase from the Corporation the number of shares of common stock, par value $1.00 per share (the "Shares"), at the option price per share, and on the schedule, all as set forth below. At the time of exercise of the option, payments of the purchase price must be made in cash, or if the Board in its discretion agrees to so accept, then by the delivery to the Corporation of other common stock owned by Optionee, valued at its fair market value on the date of exercise, or in some combination of cash and such common stock so valued.

                  (d)      Number of Shares Subject to Option: __________.

                  (e)      Option Price Per Share: Pursuant to Annual Advice

                  (f)      Date of Initial Grant: _______________________.

                  (d) Granting and Vesting Schedule: See following Table and Exhibit I.


         Date of Deemed Grant       # of Shares Granted       Date of 100% Vesting       Exercise Period
         -----------------------------------------------------------------------------------------------

             ________________             ________             _______                  All vested options
             ________________             ________             _______                  are exercisable as
             ________________             ________             _______                set forth in paragraph
                                                                                             3 below

         2. Conditions to Exercise of Option. The exercise of the option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his or her execution of this Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Corporation no later than _________________.

         3. Exercise of Option. If Optionee remains employed by the Corporation or any affiliate until he or she attains age 62, all vested options shall be exercisable at any time after Optionee's 62nd birthday and before the fifth anniversary of termination of employment. If Optionee's employment with the Corporation is terminated due to disability (as determined by the Board) or death, all vested options previously granted to Optionee shall be exercisable at any time within five years after the


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


date of such termination. If Optionee's employment is terminated for any reason other than death, disability (as determined by the Board) or retirement at or after age 62, no further vesting shall occur following termination, and any vested options must be exercised within 90 days after such termination of employment.

In the event of any change in control, options previously granted to (a) any participant who is terminated without cause by the Corporation, its successor or any affiliate during the 12 months preceding or at any time following the change in control, and (b) any participant who remains employed by the Corporation or its successor during the 90-day period following the change of control and thereafter resigns, shall continue to be deemed granted and shall vest as if Optionee remained employed. Such options shall be exercisable at any time after such termination (subject to vesting requirements) until five years after Optionee's 62nd birthday or death, whichever first occurs. Upon the conclusion of such post-termination exercise period, this option shall be cancelled with respect to all remaining Shares. Written notice of an election to exercise any portion of the option specifying the portion thereof being exercised and the exercise date, shall be given by Optionee or his lawfully appointed personal representative in the event of Optionee's death (a) by delivering such notice to the principal executive offices of the Corporation no later than the exercise date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Corporation at the principal executive offices of the Corporation, at least three business days prior to the exercise date, in either case accompanied by payment of the exercise price.

         4. Limitation of Exercise of Option. The option may be exercised only by Optionee during his or her lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The option shall not otherwise be transferred, assigned, pledged, or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the option other than in accordance with the terms set forth herein, shall be null and void and of no effect.

         5. Option Holder Not Stockholder. Neither Optionee nor any other person entitled to exercise the option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Corporation in respect to any of the Shares issuable on exercise of the option, unless and until the purchase price for such Shares is paid in full and certificates representing such Shares are issued.

         6. Adjustment To Stock Option Agreement. In the event the option shall be exercised in whole, this agreement shall be surrendered to the Corporation for cancellation. In the event the option shall be exercised in part, or a change in the number or designation of the common stock shall be made, this agreement shall be delivered by Optionee to the Corporation for the purpose of making appropriate notation thereon, or if otherwise reflecting in such manner as the Corporation shall determine, the partial exercise or the change in the number or designation of the Shares.

         7. Proprietary Information. Optionee, while providing services hereunder, will have access to information, including without limitation customer information, strategic plans, management and operating policies and procedures, and similar information, which constitute proprietary information or trade secrets of the Corporation or its affiliates. Optionee shall not, at any time, whether during the term of this Agreement or otherwise, disclose any of such proprietary information to any person or entity other than the Corporation, its affiliates and employees.

         8. Covenant not to Compete. During the term of employment hereunder and for 36 months after termination of employment (by either party, whether or not for cause), except with the prior written consent of the Corporation, Optionee shall not directly or indirectly engage or participate in, or become a director or officer of, or render advisory or other services to, or become interested in, become an employee of, or make any financial investment in any firm, corporation, holding company, business entity or other business enterprise competing in any respect with the business of the Corporation or any of its affiliates, whether presently being conducted or hereafter undertaken, from a location within 50 miles of the headquarters of the Corporation, or within 25 miles of any other office of the Corporation or any affiliate from which business is conducted at the time of termination, and shall not, during such period, solicit business or otherwise call on any person or entity which was a customer of the Corporation or any affiliate at the date of termination or at any time within 12 months prior to such date.


         9. Plan and Plan Interpretations as Controlling. This option and the terms and conditions herein set forth are subject in all respects to the definitions, terms and conditions of the Plan, which are incorporated herein by reference as if set forth herein and shall be controlling. All determinations and interpretations of the Board shall be binding and conclusive upon the Optionee or his or her legal representatives with regard to any question arising hereunder or under the Plan to the extent not inconsistent with Section 83 of the Internal Revenue Code and regulations issued thereunder.

         10. Delivery and Registration of Shares. Notwithstanding the provisions contained herein to the contrary, the Corporation's obligation to deliver the Shares hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities rules or regulations. Each certificate representing any Shares issuable upon exercise of this option shall bear a legend indicating that such shares have not been registered under any securities laws and may not be transferred in the absence of registration under such laws or an opinion of counsel that such transfer is exempt from registration.


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


         11. Governing Law. The option and this agreement shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Virginia to the extent not inconsistent with Section 83 of the Internal Revenue Code and regulations issued thereunder.

         IN WITNESS WHEREOF, the Corporation has caused this option to be granted and this agreement to be executed on behalf of the Corporation on the date first above written.

                                           First Community Bancshares, Inc.


                                           By:
                                              ----------------------------------
                                              Chairman of the Board of Directors


         The undersigned hereby accepts the option granted hereby and agrees to comply fully with the terms and conditions hereof.


---------------------------------------------
Optionee



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